Exhibit a.10
                       Restated Articles of Organization


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                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2400797

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------------                                     THE COMMONWEALTH OF MASSACHUSETTS
Examiner                                               WILLIAM FRANCIS GALVIN

                                                   SECRETARY OF THE COMMONWEALTH
                                       ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512
------------
Name
Approved      We,     John F. Sharry                                 , *Senior Vice President,
              ----------------------------------------------------

              and     Frances J. Crisafulli                                , *Assistant Clerk,
                 ----------------------------------------------------------

              of     Phoenix Strategic Allocation Fund, Inc.                                 ,
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                                       (Exact name of corporation)

              located at   101 Munson Street, Greenfield, MA 01301                           ,
                        ----------------------------------------------------------------------
                             (Street address of corporation in Massachusetts)

              certify that these Articles of Amendment affecting articles numbered:
                         1
              --------------------------------------------------------------------------------
                        (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)


              of the Articles of Organization were duly adopted at a meeting held on
              October 27, 1999, by vote of:

              9,492,300,487 shares of  common stock  of 18,100,054,110  shares outstanding
              -------------          ----------------   -----------------
                                       (type, class & series, if any)

              shares of                of                 shares outstanding and
              -------------          ----------------  -----------------
                                      (type, class & series, if any)


              shares of                of                 shares outstanding
              -------------          ----------------  -----------------
 C    [ ]                                 (type, class & series, if any)
 P    [ ]
 M    [ ]     (1) being at least a majority of each type, class or series outstanding and
R.A.              entitled to vote thereon:/or (2)

                                 Change name to: Phoenix-Oakhurst Strategic Allocation Fund, Inc.



              *Delete the inapplicable words.     **Delete the inapplicable shares.
              (1) For amendments adopted pursuant to Chapter 156B, Section 70.
              (2) For amendments adopted pursuant to Chapter 1508, Section 71.
              Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each
P.C.          addition is clearly indicated.
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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

----------------------------------- ----------- --------------------------------
     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
----------------------------------- ----------- --------------------------------
   TYPE         NUMBER OF SHARES      TYPE       NUMBER OF SHARES     PAR VALUE
------------ ---------------------- ----------- ------------------- ------------
Common:                             Common:
------------ ---------------------- ----------- ------------------- ------------
Preferred:                          Preferred:
------------ ---------------------- ----------- ------------------- ------------

------------ ---------------------- ----------- ------------------- ------------


Change the total authorized to:


----------------------------------- ----------- --------------------------------
     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
----------------------------------- ----------- --------------------------------
   TYPE         NUMBER OF SHARES      TYPE       NUMBER OF SHARES     PAR VALUE
------------ ---------------------- ----------- ------------------- ------------
Common:                             Common:
------------ ---------------------- ----------- ------------------- ------------
Preferred:                          Preferred:
------------ ---------------------- ----------- ------------------- ------------

------------ ---------------------- ----------- ------------------- ------------